As filed with the Securities and Exchange Commission on August 2, 2023
Registration No. 333-262326
____________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT NO. 333-262326
UNDER
THE SECURITIES ACT OF 1933
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Virgin Orbit Holdings, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	3812	98-1576914
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4022 E. Conant St.
Long Beach, California 90808
(562) 388-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Derrick Boston
Chief Legal Officer
Virgin Orbit Holdings, Inc.
4022 E. Conant St.
Long Beach, California 90808
(562) 388-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
With copies to:
Drew Capurro
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
(714) 540-1235
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Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Virgin Orbit Holdings, Inc., a Delaware corporation (the “Registrant”), deregisters all securities remaining unsold or otherwise unissued under the Registration Statement on Form S-1 (No. 333-262326) (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2022, as amended by Post-Effective Amendment No. 1 to Form S-1 filed with the SEC on April 22, 2022.
As previously disclosed, on April 4, 2023, the Registrant and its domestic subsidiaries (together with the Registrant, the “Debtors”) commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”). On July 31, 2023, the Court entered an order confirming the Fifth Amended Joint Chapter 11 Plan of Virgin Orbit Holdings, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated July 31, 2023 (as amended, modified, or supplemented from time to time, the “Plan”). On August 2, 2023 (the “Effective Date”), the Debtors filed a Notice of Effective Date with the Court and the Plan became effective in accordance with its terms. As of the Effective Date, and in accordance with the Plan, all outstanding shares of common stock of the Registrant were canceled and extinguished.
In connection with the foregoing, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Long Beach, State of California, on August 2, 2023.

Virgin Orbit Holdings, Inc.

By:	/s/ Dan Hart
Name:	Dan Hart
Title:	Authorized Signatory
No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.